EXHIBIT 10.5

MEMORANDUM OF UNDERSTANDING

BETWEEN PIXEL COLONY LLC (PIXEL)

AND GAMER PAKISTAN INC (GAMR)

PARTIES This Memorandum of Understanding (MOU) is entered into by and between Pixel Colony LLC (PIXEL) and Gamer Pakistan Inc. (GAMR).

PURPOSE The purpose of this MOU is to establish the terms and conditions under which both parties will meet and function to support GAMR’s Core Platform.

TERMS OF MOU This MOU is effective upon the day and date last signed and executed by the duly authorized representatives of the parties to this MOU. MOU shall remain in full force and effect until written notice of termination is received from either party, or both parties enter into a new contractual agreement.

1. GAMR will engage PIXEL to provide development services for GAMR’s Core Platform. These services will include, but are not limited to:

A. Ideation, architecture and development services.

B. Integration of 3rd party software

2. Once a mutually agreed upon set of features, budget and timeline has been determined to develop the MVP of the GAMR Core Platform, PIXEL will work within the established parameters to deliver the GAMR Core Platform. Should GAMR’s needs change, or 3rd party development or integration challenges arise, PIXEL will work with GAMR to adjust as needed.

3. PIXEL will not be responsible for any costs related to the specific development or maintenance of the GAMR Core Platform. PIXEL will deliver all third party hardware, technology, software and licensing of, acquired or contracted for GAMR and/or its Platform, at PIXEL’ cost, and without markup. PIXEL will supply to GAMR for approval and update as required, its rates for general contracted work and other tasks, and will obtain GAMR written approval before initiating work for which it will bill.

4. PIXEL is available to provide ongoing development and maintenance to GAMR under terms to be negotiated in good faith.

5. Any technology that is mutually agreed in writing to be proprietary to GAMR’s core platform, initiated by PIXEL, shall be the property of GAMR.

6. Any and all branding or identifying, unique elements of design applied to the GAMR Core Platform are the property of GAMR.

7. GAMR shall set aside an estimated $1.2M to be deployed over two years to pay for development services by PIXEL or other 3rd parties, and will have sole discretion to allocated funds and select vendors, providers, and/or inhouse resources to complete the work.

8. Both parties shall make efforts collaboratively to promote awareness and generate revenue opportunities.

9. Either party may end the relationship created by the MOU for cause, pending a 30-day remedy period, with 30 days written notice to the other.

GENERAL PROVISIONS Either party may request changes to this MOU. Any changes, modifications, revisions, or amendments to this MOU which are mutually agreed upon by and between the parties to this MOU shall be presented in writing, and effective when executed and signed by all parties to this MOU.

GOVERNING LAW/FORUM This Agreement shall be governed and interpreted by the laws of the State of California. Los Angeles County, California shall be the appropriate venue and jurisdiction for the resolution of any disputes hereunder. Both parties hereby consent to such personal and exclusive jurisdiction.

SIGNATURE AND DATE The parties hereby agree to the terms and conditions set forth in this MOU and such is demonstrated throughout by their signatures below:

By: Signature:	/s/ Alex Alexandrov	Date: 02/06/2023
Alex Alexandrov, CEO and Co-Founder, Pixel Colony LLC

GAMER PAKISTAN INC.

By: Signature:	/s/ James Knopf	Date: 02/06/2023
James Knopf, CEO - Gamer Pakistan Inc.

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